Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ryerson Holding Corporation (the “Company”) on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Molly D. Kannan, the Interim Principal Financial Officer, Chief Accounting Officer and Controller of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Signature:	/s/ Molly D. Kannan
Molly D. Kannan
Interim Principal Financial Officer, Chief Accounting Officer and Controller
(Principal Accounting Officer)

March 4, 2020